EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                                 IMProCOM, INC.


The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                                   ARTICLE ONE
                                      NAME

The name of the corporation is IMProCOM, Inc..


                                   ARTICLE TWO
                                    LOCATION

The principal office of this corporation is to be at 150 Lake Glen Drive, City of Carson City, State of Nevada. The Mailing address is Post Office Box 2152, Carson City, Nevada 89702.


                                  ARTICLE THREE
                                    PURPOSES

The Corporation is authorized to carry on any lawful business or enterprise, including but not exclusive to:

         (a)      Purchasing  and  selling  all types of  aircraft  and  related accessories,
         (b) purchasing and selling all types and kinds of computers, imaging technologies, laser technologies, including hardware products and software packages,
         (c) Purchasing and selling all types and kinds of marine equipment and related accessories,
         (d) Offering advertising services in connection with the sale of airplanes, computers, boats, ships, and any and all other products,
         (e) Constructing, manufacturing, raising or otherwise producing, and repairing, servicing, storing or otherwise caring for any type of structure, commodity or livestock whatsoever, processing, selling, brokering, factoring or distributing any type of property whether real or personal; extracting and processing natural resources, transporting freight or passengers by land, sea or air; collecting and disseminating information or advertisement through any medium whatsoever; performing personal services of any nature;



                                      -2-


                  and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative capacity or relationship for any persons or corporations whatsoever,
         (f) Engaging in sales, appraisal, management and promotion of musical and literary properties and activities including but not limited to publishing, booking talent, making commercials, and instruction,
         (g) Purchasing, distributing, engineering, selling, designing systems, leasing and franchising all types of telecommunication-computer products, including but not limited to satellite-communication devices.


                                  ARTICLE FOUR
                                  CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is 50,000,000 at $.001.


                                  ARTICLE FIVE
                                    DIRECTORS

The members of the governing board of this corporation shall be styled directors and their number shall be three.

The name and address of each member of the first board of directors is:

         Frederick M. Jenner, P.O. Box 10038, Charlotte, NC 28212 Zalkind Hurwitz, 610 Mt. Vernon Avenue, Charlotte, NC 28203 Annette H. Greene, 6810 Old Post Road, Charlotte, NC 28212


                                   ARTICLE SIX
                                  INCORPORATORS

The name and address of the incorporator is: Elizabeth R. Block, 150 Lake Glen Drive, Carson City, Nevada 89701.


                                  ARTICLE SEVEN
                               PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.


                                  ARTICLE EIGHT
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or


                                      -3-


by proxy held at any general or special meeting of shareholders upon lawful notice.


                                  ARTICLE NINE
                            STATUTORY RESIDENT AGENT

The corporation does hereby name, constitute and appoint as its statutory resident agent within the State of Nevada for receipt of process or any other lawful purpose STATE AGENT AND TRANSFER SYNDICATE, INCORPORATED, 150 Lake Glen Drive, Carson City, Nevada with a mailing address of Post Office Box 2152, Carson City, Nevada 89702, telephone number is (702) 882-1013. This appointment of resident agent shall be continuous unless otherwise changed by the Board of Directors of the corporation acting pursuant to the laws of the State of Nevada.


                                   ARTICLE TEN
                                VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

         IN WITNESS WHEREOF the undersigned, Elizabeth R. Block, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this 3rd day of October 1985.

                                                         INCORPORATOR:
                                                     /s/ Elizabeth R. Block
                                                         -----------------------
                                                         Elizabeth R. Block

STATE OF NEVADA

COUNTY OF CARSON CITY


On October 3, 1985, Elizabeth R. Block personally appeared before me, a notary public, and executed the above instrument.

                                                      /s/ Nancy Graham
                                                         -----------------------
                                                         SIGNATURE OF NOTARY


Notary Stamp or seal









                                                             EXHIBIT 3.1 (con't)



                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                 IMProCOM, INC.



         IMProCOM, INC., a corporation organized under the laws of the State of Nevada, by its president and assistant secretary, does hereby certify:
         1. That the board of directors of said corporation passed a resolution by unanimous written consent dated March 12, 1996, authorizing the following change and amendment in the articles of incorporation:
         RESOLVED that Article One of said articles of incorporation be amended to read as follows: "The name of the corporation is InVision Technology, Inc."
         2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 4,293,930; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.
         IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its president and assistant secretary and its corporate seal to be hereto affixed this 12th day of March, 1996.




                                      -2-


                                                         IMProCOM, INC.


                                                     By:/s/ Jack R. Sauer
                                                            --------------------
                                                            Jack R. Sauer
                                                            President


                                                     By:/s/ Ronald W. Cantwell
                                                            --------------------
                                                            Ronald W. Cantwell
                                                            Assistant Secretary


(SEAL)


STATE OF NEW YORK                     )
                                      )     ss:
COUNTY OF NEW YORK                    )

         On March 12th, 1996, personally appeared before me, a Notary Public, Jack R. Sauer and Ronald W. Cantwell, who acknowledged that they executed the above instrument.

                                                    /s/ Patricia M. Rudloff
                                                        ------------------------
                                                        Notary Public


(SEAL)












                                                             EXHIBIT 3.1 (con't)


                           --------------------------
                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                            INVISION TECHNOLOGY, INC.
                           --------------------------


         InVision Technology, Inc., a corporation organized under the laws of the States of Nevada, by its President and Assistant Secretary, does hereby certify:
         1. That the board of directors of said corporation passed a resolution by unanimous written consent dated May 14, 1996, authorizing the following change and amendment in the Articles of Incorporation:
         RESOLVED that Article One of said Articles of Incorporation be amended to read as follows: "The name of the corporation is Shepherd Surveillance Solutions, Inc."
         2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 4,293,822; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.
         IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its President and Assistant Secretary and its corporate seal to be hereto affixed this 15th day of May, 1996.


                                      -2-

                                                       InVision Technology, Inc.

                                                    By:/s/ Jack R. Sauer
                                                          ----------------------
                                                           Jack R. Sauer
                                                           President


                                                    By:/s/ Ronald W. Cantwell
                                                          ----------------------
                                                           Ronald W. Cantwell
                                                           Assistant Secretary

         (SEAL)

STATE OF NEW YORK                      )
                                       )    ss.:
COUNTY OF NEW YORK                     )

         On May 15th, 1996, personally appeared before me, a Notary Public, Jack
R. Sauer and Ronald W. Cantwell, who acknowledged that they executed the above instrument.

                                                        /s/ Patricia M. Rudloff
                                                            --------------------
                                                            Notary Public



(SEAL)